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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 19, 2003
                                 Date of Report
                        (Date of earliest event reported)

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

     0-15810                                          22-2367234
(Commission File No.)                    (IRS Employer Identification Number)

                               9990 Mesa Rim Road
                           San Diego, California 92121
                     (Address of Principal Executive Office)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCOSURE

Adjournment of Special Meeting of Shareholders

On May 19, 2003 Sorrento Networks Corporation announced that a quorum was not present at the special meeting of its shareholders scheduled for May 19, 2003, and adjourned the meeting until May 20, 2003. Sorrento also announced the highlights of presentations made to shareholders attending the meeting. On May 20, 2003, Sorrento announced that a quorum was again not present and adjourned the meeting until May 23, 2003. On May 27, 2003, Sorrento announced that a quorum was again not present and adjourned the meeting until May 28, 2003. On May 28, 2003, Sorrento announced that a quorum was again not present and adjourned the meeting until May 29, 2003.

Copies of the press releases issued by Sorrento Networks Corporation on May 19, May 20, May 27 and May 28, 2003 are attached as exhibits to this report.

This report contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Sorrento Networks Corporation with the Securities and Exchange Commission.



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         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable
         (b) Not applicable
         (c) Exhibits             Description
             --------             -----------
                99.1              Press Release dated May 19, 2003.
                99.2              Press Release dated May 20, 2003.
                99.3              Press Release dated May 27, 2003.
                99.4              Press Release dated May 28, 2003.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SORRENTO NETWORKS CORPORATION

DATE: May 29, 2003                By: /s/ Joe R. Armstrong
                                     ------------------------------------
                                     Joe R. Armstrong, Chief Financial Officer